Nicholas J. Malino
November 30, 1998
Page 4


Streamedia Communications, Inc.
Employer's Copy Printed 01/24/99 4:00 PM





   P.O. 750471, Forest Hills, NY 11375-0471 / 718-523-1822 / Fax 718-523-2137
     P.O. 222, Hasbrouck Heights, NJ 07604 / 201-288-0751 / Fax 201-462-0193
 E-Mail: streamedia@usa.net / http://www.ewirenews.com / http://www.businessbroadcast.com




November 30, 1998


Mr. Nicholas J. Malino
250 West 90th Street
New York, New York 10024


Re:      OFFER OF EMPLOYMENT
         Chief Financial Officer

Dear Mr. Malino:

It is our pleasure to extend an offer of employment as Chief Financial Officer, of Streamedia Inc. ("STREAMEDIA"). In this capacity you will report to James Rupp, STREAMEDIA's President and Chief Executive Officer. Your start date as an employee will be December 1, 1998.

This position is considered to be a Regular Part Time Position, as defined in the Streamedia Communications, Inc. Employee Manual.

A.       Compensation

In consideration of your providing your best managerial, accounting and financial efforts, STREAMEDIA will provide you:

1. A monthly salary of Seven Thousand Dollars ($7,000.00). All such compensation will be deferred until the first phase of financing is completed, but in no case to exceed thirty (30) days from the date of this agreement. Company health, life, dental, holiday, vacation and other benefits and benefit options on the same terms provided to all employees.
2. Option to participate in 401K plan, option plans, and other employee benefit plans in accordance with the terms and conditions of those plans.
3. That number of common shares of Streamedia representing 4 1/2% of the Company's total shares issued and outstanding. These shares will be issued prior to January 1, 1999. That number of shares representing 3% of the Company's total shares issued and outstanding will be vested immediately upon their issuance and the remainder shall vest upon completion of certain short-term objectives.
     4. Participation in an executive-level goals and objectives bonus program. The exact circumstances of this bonus program will be mutually determined during the first 120 days of employment, but shall consist, however, of at least $100,000 payable upon the successful completion of the initial public offering of Streamedia common stock. In addition, certain amounts, which shall be agreed by Company and you during the first 30 days of employment to be paid upon completion of certain mergers and acquisitions as outlined in the Streamedia business plan, but not limited to these specific acquisitions and upon completion of capital fundings of any kind subsequent to the initial public offering.
 5. A non-accountable expense allotment of $250.00 per month.

B.    Duties and Responsibilities


Streamedia   will  provide  all  requisite   support  and  you  will  have  full
responsibility for:

1. The Chief Financial Officer's services will include an evaluation of the Company's strategic financial alternatives as they relate to the disposition of some portion of the stock of the Company or the achievement of other strategic objectives of the Company and its management. Chief Financial Officer will advise and assist the Company in identifying potential buyers and will, on behalf of the Company, contact such potential buyers as the Company may designate. If Chief Financial Officer and the Company believe it to be advisable, Chief Financial Officer will assist the Company in preparing a memorandum  for  distribution  to potential  buyers or joint  venture  partners, describing the Company and its business, operations, properties, financial conditions and prospects and will, if requested by the Company, participate on the Company's behalf in negotiations concerning the Transaction. Chief Financial Officer will assist in implementing the determinations of the Company's Board of Directors with respect to these matters.
2. Participate in the financial aspects of the development of a long term business plan. 3. Overall financial management of all corporate accounting and collections activities, and production of financial reports for the Company and two affiliates.
4. To effectively interact and maintain positive relationships with primary and secondary lending institutions, investors and other credit facilities. Advising the President of Streamedia of the status in relation to financial covenants with these institutions.
5. To maintain the current status of all U.S. Securities and Exchange Commission requirements for documentation and reporting. Responsible for maintaining current knowledge and familiarity with SEC regulations and requirements and for interacting with the Company's SEC attorney for this purpose.
6. Interaction with the investment community including investors and analysts at the direction of the President of Streamedia Inc.
7. The development of projections and forecasts for future performance to be implemented as the company's financial objectives.
8. Analyzing, investigating and providing operational and financial opinions related to prospective acquisitions, joint ventures, divestitures or any other type of investment or venture undertaken by Streamedia or its affiliates.
9. Integrating all acquisitions into the Streamedia organization on a financial basis and then providing support on financial matters on an on-going basis.
10. Participating in audits and financial status reviews conducted by external auditors, corporate or otherwise, or regulatory agencies.
11. Performing such other work as Streamedia's President or Board of Directors shall direct


C.       EXPENSES

Your expenses associated with business travel, entertainment and other proper business purposes will be reimbursed.

D.       TERM OF EMPLOYMENT

Following the first ninety days after the start date of this agreement, this agreement is cancelable by either party following a thirty-day written notice.

We look forward to your joining us here at STREAMEDIA and the contributions you will make. We expect this to be a mutually rewarding relationship. If this offer is acceptable, please sign and return the original to me.

Sincerely,

STREAMEDIA Communications Inc.                       ACCEPTED BY:




 ___________________________
James Rupp                          Date                      Nicholas J. Malino
Date
President